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                                  Exhibit 10.2
                                  ------------


CONFIDENTIAL
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Ely Sakhai
Robert Kamon
Australian-Canadian Oil Royalties Ltd.
c/o Bass Strait Partners, LLC
6867 Anglebluff Circle
Dallas, Texas 75348


Re:   Confidential   Letter  of  Intent   between  Ely  Sakhai,   Robert  Kamon,
Australia-Canadian Oil Royalties Ltd., Bass Strait Partners, LLC and Dujour Products, Inc. with respect to the oil and gas concession in the Bass Strait Australia, known as Victoria Permit 60 or VIC P60.

Gentlemen:

This Letter of Intent (the "Letter") sets forth an agreement in principal between Ely Sakhai and Robert Kamon, individually and Australia-Canadian Oil Royalties Ltd., a publicly traded Canadian corporation and Bass Strait Partners, LLC (collectively the "Sellers"), and Dujour Products, Inc. ("Dujour" or "Buyer"), a publicly-held Nevada Corporation to negotiate in good faith and execute a definitive agreement (the "Agreement") regarding the terms and conditions of the transaction described below. This Letter is intended to constitute an agreement to perfect the provisions outlined herein and replaces and supercedes the agreement dated December 20, 2006 between William Miertschin and Ely Sakhai, Robert Kamon and Australia-Canadian Oil Royalties Ltd. The parties agree to act in good faith with respect to all the provisions hereof.

A.       The Acquisition:
         ---------------

         1. Buyer intends to acquire from Sellers, 62.5% of 100% of the working interest ("WI") in an Australian oil and gas exploration permit area known as Victoria Permit 60 ("Vic P60" or "Permit") comprising some 339,769 acres located in the Bass Strait of the Gippsland Basin of Victoria, Australia that is owned by the Sellers (the "Assets").

         2. As consideration for the acquisition, Buyer shall deliver to Sellers $637,068 USD in cash at Closing per the attached schedule in Exhibit A. In addition, the Sellers shall retain a 9.375% overriding royalty interest in the Vic P60 concession per attached schedule in Exhibit B. As a result, Sellers agree to transfer to Buyer a 53.125% net revenue interest ("NRI") in the Vic P60 concession upon Acquisition of the Assets.

         3. Further, Buyer acknowledges and agrees to fund, commence and complete the work program required by Vic P60 Permit for year three on or before October 28, 2007; and additionally Buyer agrees no less than $2.0 million USD to 100%, or $1,250,000 USD to Buyer's 62.5%, of 3-D seismic shooting on the Permit Area known as Vic P60 by October 28, 2007. This is mandatory to meet the work expenditures per the Victoria and Federal Government of Australia concession agreement. Buyer will demonstrate financial capability as to their portion of the 3-D seismic obligation ($1,250,000 USD) through; 1) a letter from a "financial institution" advising that the Company has ability to meet its 3D

Vic P60 Acquisition
Letter of Intent
Page 2

         obligation, 2) the availability of cash, or 3) the execution of bank /equity financing agreements sufficient to meet its 3D obligation. Buyer additionally agrees to meet all requirements of the Permit Area including financial and reporting as set forth in the Concession Agreements from the Victoria State Government of Australia and the Australian Federal Government.

         4. Sellers agree to sell and convey through an agreement and assignment to Buyer 62.5% working interest and Sellers further agree to file with the Government of Victoria the necessary documents to record the transfer of ownership in Vic P60 to Buyer or its assignees upon delivery of the required cash at Closing.

         5. At Closing Buyer agrees to pay to Bass Strait Partners, LLC 800,000 shares of its restricted common stock, plus a 9.00% overriding royalty interest in the Vic P60 concession. As a result, Buyer shall receive a net of a 44.125% NRI to its 62.5% WI upon completion of the acquisition of this concession.

B.       Preparation of Definitive Agreements:
         -------------------------------------

         Buyer and Sellers will negotiate terms and begin preparation of the Agreement as soon as practicable and shall complete and execute such Agreement not later than April 30, 2007. The Agreement will contain such representations, warranties, covenants, and indemnification provisions as are customarily contained in agreements governing transactions of this nature which shall include but not be limited to; a) Covenants and warranties assuring good and clear title to all assets, and b) Covenants and warranties assuring the transfer of the concession in good standing and free of any undisclosed obligations or encumbrances.

C.       Conditions Precedent to Closing:
         --------------------------------

         In general, Closing and the obligations of each party under the Agreement will be subject to the satisfaction of the normal conditions precedent to Closing, which shall include but not be limited to; a) the mutually satisfactory completion of due diligence including engineering reviews and title verifications as may be required by Buyer, b) satisfactory determination that the acquisition and prospective operation of the Assets comply with all applicable laws and regulations, c) the availability of required permissions and approvals, d) satisfactory disclosure and treatment of pending or threatened material claims or litigation, e) mutual satisfaction of the Buyer and Sellers concerning environmental issues, and f) securing of firm commitments for the Buyer's financing.

         From the date of acceptance of the terms of this Letter, until the negotiations are terminated as provided herein, the Buyer and Sellers shall provide to each other, full access and opportunity to inspect, investigate and audit the books, records, contracts, and other documents for the purposes of evaluating issues related to the concessions. Both Buyer and Sellers further agree to provide such additional information as may be reasonably requested to the extent reasonably necessary to complete the Agreement.

Vic P60 Acquisition
Letter of Intent
Page 3

         Upon execution of the Agreement, this Letter will immediately terminate and be of no further force or effect. Buyer and Sellers will use commercially reasonable and good faith efforts to execute and close the Agreement on or before April 30, 2007; provided, however, that neither party is bound to execute any agreement based on the terms of this Letter, and either party may terminate this Letter at any time without liability to the other party.

E.       Indemnification:
         ---------------

         The Agreement will contain indemnification provisions as customarily included in such transactions and as agreed upon by the Buyer and Sellers.

         Neither the Buyer nor Sellers shall have any liability to any other party for any liabilities, losses, damages (whether special, incidental or consequential), costs, or expenses incurred in the event the negotiations among the Parties are terminated as provided herein. Except to the extent otherwise provided herein or in the Agreement entered into by the Buyer and Sellers, each party shall be solely responsible for its own expenses, legal fees and consulting fees related to the negotiations described in this Letter, whether or not any of the transactions contemplated herein are consummated.

F.       Additional Terms:
         ----------------

         The  Agreement  will  contain  other  terms,  conditions,   warranties,
covenants and representations as customarily included in such transactions and as mutually agreed upon by the Buyer and Sellers.

G.       Confidentiality:
         ----------------

         By their signature below the Buyer and Sellers agree to keep in strict confidence all information exchanged in connection with the diligent investigation of this transaction and expressly assert that such information will not be used for any purpose other than that for which it was provided. The Buyer and Sellers agree that disclosure of the confidential information may be made by either party to the extent such information is required by lenders and equity partners to obtain necessary debt and equity financing to support this transaction. If this Letter is terminated as provided herein, each party upon request will promptly return to the other party all documents, contracts, records, or other information received by it that disclose or embody confidential information of the other party. The provisions of this paragraph shall survive termination of this Memorandum.

Vic P60 Acquisition
Letter of Intent
Page 4


H.       Expenses
         --------

         Buyer and Sellers agree that they will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Letter, regardless of whether the proposed transaction is consummated.

I.       Miscellaneous:
         --------------

         The Buyer and Sellers each represents and warrants to the other that they are non-related parties acting at arms length in this matter as principals on their own behalf and not as agent for any other person or company. This Letter shall not be construed to create any partnership, joint venture or agency relationship between the parties. Neither Buyer nor Sellers may assign this Letter without the written consent of the other party. This Letter contains the entire understanding between the Buyer and Sellers and supersedes all prior communications and understandings with respect thereto. This Letter may not be amended or modified except in a writing signed and executed by duly authorized representatives of all parties. This Letter will be governed by and construed in accordance with the laws of the State of Texas, applicable to agreements to be wholly executed therein, without reference to Texas conflict of laws provisions. The terms of this Agreement are binding upon the parties hereto.

         The Buyer and Sellers agree that either party to this Letter may unilaterally withdraw from negotiation or dealing at any time for any, or no reason, at the withdrawing party's sole discretion by notifying the other party of the withdrawal in writing. If any party withdraws from dealing or negotiation prior to April 30, 2007, or fails to negotiate in good faith, or if each party hereto has not entered into the Agreements by April 30, 2007, then any obligation to negotiate and prepare the definitive agreements or otherwise deal with any other party shall immediately terminate. It is agreed, however, that the terms of any purchase agreement or other definitive agreements entered into by the Buyer and Sellers controls over the right to withdraw from dealing or negotiations in this paragraph.

         Please indicate Sellers' acceptance and agreement to the foregoing by having a copy of this Letter executed in the space provided blow and returning the same to me.

Sincerely,

Adrian Crimeni,
President
Dujour Products, Inc.


ACCEPTED AND AGREED:
--------------------

Australian-Canadian Oil Royalties, Ltd.         Bass Strait Partners, LLC

  By: /s/Andre Sakhai                           By: /s/ William R. Miertschin
    -------------------------------                -----------------------------
     Name: Andre Sakhai                             Name: William R. Miertschin
     Title: President                               Title: Manager

 Robert Kamon                                   William R. Miertschin


  By: /s/ Robert Kamon                          By: /s/ William R. Miertschin
    -------------------------------                -----------------------------
     Name: Robert Kamon                             Name: William R. Miertschin
     Title: Individual                              Title: Individually



Ely Sakhai

  By: /s/Andre Sakhai
    -------------------------------
     Name: Andre Sakhai,
     Title: Attorney in-fact-for Ely Sakhai

                              Dujour Products, Inc.
              Confidential Letter of Intent for the Acquisition of
                          Victoria Permit 60 or VIC P60


                                    EXHIBIT A

                          Schedule of Cash Compensation

              Robert Kamon                             $  26,448

              Australian-Canadian Oil                  $  52,896

              Royalties, Ltd.

              Ely Sakhai                               $  52,896

              Cisco Outback Holdings, LLC              $ 143,823

              Cisco Legacy Ventures, LLC               $  42,471

              Bass Strait Partners, LLC                $ 318,534

                                                      ----------

                                                       $ 637,068
                                                      ==========

                              Dujour Products, Inc.
              Confidential Letter of Intent for the Acquisition of
                          Victoria Permit 60 or VIC P60


                                    EXHIBIT B

                Schedule of Sellers' Overriding Royalty Interests



              Robert Kamon                               1.0625%

              Australian-Canadian Oil                    2.1250%
              Royalties, Ltd.

              Ely Sakhai                                 2.1250%

              Australian   Grazing  &   Pastoral         1.8750%
              Pty., Ltd.

              Cisco Outback Holdings, LLC                1.1875%

              Cisco Legacy Ventures, LLC                 1.0000%

                                                      ----------
                                                         9.3750%

              Bass Strait Partners, LLC                  9.0000%
                                                      ----------

                        Total                           18.3750%
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